Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-145521) of GATX Corporation and in the related Prospectus; the Registration Statement (Form S-8 No. 333-116626) pertaining to the 2004 Equity Incentive Compensation Plan, the 1995 Long-Term Incentive Compensation Plan, and the 1985 Long-Term Incentive Compensation Plan; the Registration Statement (Form S-8 No. 333-145581) pertaining to the Salaried Employees Retirement Savings Plan; the Registration Statement (Form S-8 No. 33-41007) pertaining to the Salaried Employees Retirement Savings Plan; the Registration Statement (Form S-8 No. 2-92404) pertaining to the Salaried Employees Savings Plan; and the Registration Statement (Form S-8 No. 333-145583) pertaining to the Hourly Employees Retirement Savings Plan of GATX Corporation of our reports dated February 29, 2008, with respect to the consolidated financial statements of GATX Corporation and the effectiveness of internal control over financial reporting of GATX Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Chicago, Illinois
February 29, 2008

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